Exhibit 10.11

October 24, 2023

VIA EMAIL

Adrian S. Ray

Re: Terms of Transition and Separation

Dear Adrian:

This letter confirms the agreement (“Agreement”) between you and Third Harmonic Bio, Inc. (the “Company”) concerning the terms of your separation and offers you the separation benefits we discussed in exchange for your provision of Transition Services (defined below) and a general release of claims and covenant not to sue following completion of the Transition Services.

1.
Separation Date and Transition: As we discussed, your employment is being terminated effective January 31, 2024, or such earlier date as contemplated in Section 4 below (the “Separation Date”). You agree that: (a) between now and October 31, 2023, you will continue to serve as the Company’s Chief Scientific Officer and are expected to continue to perform the responsibilities and duties of your position, to facilitate a smooth and effective transitioning of your duties, responsibilities and knowledge relative to your position; (b) as of October 31, 2023, you hereby resign from your role as Chief Scientific Officer of the Company; and (c) between October 31, 2023 and the Separation Date, you shall remain a full-time employee of the Company and transition to an advisory role pursuant to which you will provide advice and services related to the Company, as requested by the Company, and continue to assist with the transition of your duties and responsibilities (collectively, the “Transition Services”). During the period beginning now and ending on the Separation Date (the “Transition Period”), you may pursue new employment opportunities (provided that such opportunities do not commence until after the Separation Date), you will continue to receive your current regular base salary, and continue to be eligible to participate in benefits the Company customarily offers to its employees, including Company-sponsored health care coverage and continued vesting in the Option (as defined below) to the fullest extent allowed by the applicable governing policies, agreements, or plans.
2.
Final Pay: On the Separation Date, the Company will provide you a final paycheck for all wages, salary, reimbursable expenses, any similar payments due you from the Company as of your separation from employment. By signing below, you acknowledge that the Company does not owe you any other amounts, except as may become owed and payable under this Agreement and the Release (as defined below).
3.
Separation Benefits: In exchange for your agreement to a general release and waiver of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release”), to be signed no earlier than the Separation Date, and satisfaction of all conditions to make it effective and your other promises herein, the Company agrees to provide you the following separation benefits:
a.
Severance Pay: The Company agrees to pay you severance in the form of salary continuation for nine (9) months following the Separation Date for a total gross severance payment of $ 348,750 (the “Severance”). The Severance will be paid in accordance with the Company’s regular payroll schedule, less applicable state and federal payroll deductions, commencing on the first regular Company payroll date following the Effective Date (as defined in the Release) of the Release, with the first installment payment including a catch-up payment covering the amount that would otherwise have been paid during the period between the Separation Date and the first installment payment date, but for the application of this provision.
b.
Target Bonus: The Company agrees to pay you your target bonus for 2023 in the amount of $186,000. Such payment of the target bonus shall be paid in a cash lump sum, less applicable state and federal payroll deductions, when bonuses are paid to other executives at the Company, but in all cases not before the (60th) day following the Separation Date or after March 15 of the calendar year following the Separation Date.
c.
COBRA: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay the full cost of your insurance premiums to continue your existing health benefits through the earlier of: (i) nine (9) months following the Separation Date; and (ii) the date on which you are eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer. By signing below, you agree that you promptly notify the Company in the event that you become eligible for coverage under another substantially equivalent medical insurance plan by a subsequent employer.

By signing below, you acknowledge that you are receiving the separation benefits outlined in this paragraph in consideration for waiving your rights to claims referred to in this Agreement and the Release, and that you would not otherwise be entitled to the separation benefits. Further, you expressly acknowledge that the separation benefits fully satisfy any and all severance obligations the Company may have to you under the Change in Control and Severance Agreement that you entered into with the Company (the “Severance Agreement”) or otherwise.

4.
At-Will Employment:
a.
During the Transition Period, your employment with the Company will remain at-will. However, in the event that: (a) the Company terminates your employment with the Company without Cause (as defined below) prior to the Separation Date; or (b) you and the Company mutually agree to terminate your employment with the Company prior to the Separation Date, then the Company will offer you the benefits described in Section 3, above. In the event that the Company terminates your employment prior to the Separation Date for Cause or you voluntarily resign from employment for any reason prior to the Separation Date, you will not be eligible to receive, and the Company will not be obligated to offer to you, the benefits described in Section 3, above.
b.
For purposes of this Agreement, “Cause” shall mean your: (i) material breach of the provisions of this Agreement or the Confidentiality Agreement (as defined below);(ii) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (iii) gross negligence or willful misconduct in the performance of your duties; (iv) continuing failure to perform assigned duties after receiving written notification of the failure from the Company and you were afforded a reasonable opportunity to cure or remedy any such failure; or (v) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation; provided, however, that “Cause” shall not be deemed to have occurred pursuant to subsection (iii), (iv), or (v) hereof unless you have first received written notice from the Company specifying in reasonable detail the particulars of such grounds and that the Company intends to terminate your employment hereunder for such grounds and you have failed to cure such grounds within a period of thirty (30) days from the date of such notice.
5.
Return of Company Property: You hereby warrant to the Company that, on or before the Separation Date, or sooner if requested by the Company, you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control.
6.
Post-Employment Obligations: You hereby acknowledge that: (a) you continue to be bound by the attached Invention, Non-Disclosure and Non-Solicitation Agreement (the “Confidentiality Agreement,” attached as Exhibit B hereto); (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone; and (c) you must, and by your signature below confirm that you shall, deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such information, and not take with you, or otherwise retain in any respect, any such documents or data or any reproduction thereof.
7.
Stock Options: Pursuant to your Stock Option Agreement with the Company and the Company’s 2019 Stock Incentive Plan (hereafter collectively referred to as the “Stock Option Agreements”), you were granted an option to purchase 536,871 shares of the Company's common stock (the “Option”). Your rights concerning the Option will continue to be governed by the Stock Option Agreements. Per the Stock Option Agreements, you will have ninety (90) days following the Separation Date to exercise any vested shares subject to the Option as of the Separation Date. After this date, you will no longer have a right to exercise the Option as to any shares.
8.
Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Boston, Massachusetts through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.
9.
Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.
10.
No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of the Company or its parents, subsidiaries, or affiliates or their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under Federal Rule of Evidence 408 and/or any other state or federal provisions of similar effect.
11.
Complete and Voluntary Agreement: This Agreement, together with Exhibits A and B hereto and the Stock Option Agreements, constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, including the Severance Agreement. You acknowledge that neither the Company nor its agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.
12.
Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.
13.
Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original and a copy of a signature will be equally admissible in any legal proceeding as if an original.
14.
Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
15.
Effective Date: This Agreement is effective on the date it is signed by both parties (the “Effective Date”).

If you agree to abide by the terms outlined in this Agreement, please sign and return it to me. We appreciate your contributions to the Company and wish you the best in your future endeavors.

Sincerely,

THIRD HARMONIC BIO, INC.

By:	/s/Natalie Holles
Natalie Holles
Chief Executive Officer

READ, UNDERSTOOD AND AGREED

/s/ Adrian S. Ray	Date:	May 24, 2022
Adrian S. Ray

EXHIBIT A

RELEASE

This General Release of All Claims and Covenant Not to Sue (the “Release”) is entered into between Adrian S. Ray (“Employee”) and Third Harmonic Bio, Inc. (the “Company”) (collectively, “the parties”).

WHEREAS, Employee and the Company entered into an agreement regarding Employee’s transition and separation from employment with the Company (the “Transition Agreement,” to which this Release is attached as Exhibit A);

WHEREAS, on January 31, 2024, Employee’s employment with the Company terminated (the “Separation Date”);

WHEREAS, this agreement serves as the Release, pursuant to the Transition Agreement;

and

WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment and separation from employment with the Company;

NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Employee and the Company hereby enter into this Release.

1.
Acknowledgment of Payment of Wages: By his signature below, Employee acknowledges that, on the Separation Date, the Company paid him for all wages, salary, reimbursable expenses, and any similar payments due him from the Company as of the Separation Date. By signing below, Employee acknowledges that the Company does not owe him any other amounts, except those that may become owed to him pursuant to this Release.
2.
Return of Company Property: Employee hereby warrants to the Company that he has returned to the Company all property or data of the Company of any type whatsoever that has been in his possession, custody or control.
3.
Separation Benefits: In exchange for Employee’s agreement to this Release and his other promises in the Transition Agreement and herein, the Company agrees to provide Employee with the separation benefits set forth in (and subject to the terms of) Section 3 of the Transition Agreement. By signing below, Employee acknowledges that he is receiving the separation benefits in exchange for waiving his rights to claims referred to in this Release and he would not otherwise be entitled to the separation benefits.
4.
General Release and Waiver of Claims:
a.
The payments and promises set forth in this Release are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which Employee may be entitled by virtue of his employment with the Company or his separation from the Company, including pursuant to the Transition Agreement. To the fullest extent permitted by law, Employee hereby releases and waives any other claims Employee may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or his separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the Massachusetts Fair Employment Practices Act, and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.
b.
Employee hereby acknowledges that Employee is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, Employee hereby agrees to expressly waive any rights Employee may have to that effect.
c.
Employee and the Company do not intend to release claims that may not be released as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.
5.
Covenant Not to Sue:
a.
To the fullest extent permitted by law, at no time subsequent to the execution of this Release will Employee pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Release.
b.
Nothing in this paragraph shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
6.
Protected Rights: Employee understands that nothing in the General Release and Waiver of Claims and Covenant Not to Sue paragraphs above, or otherwise in this Release or the Transition Agreement, limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). Employee further understands that this Release (and the Transition Agreement) does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.

7.
Mutual Non-disparagement: Employee agrees that he will not, directly or indirectly, disparage or make negative remarks regarding the Company and/or its products, services, directors, officers, and employees, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. The Company agrees that its current officers and directors, for so long as they are employed by or providing services to the Company, will not disparage Employee with any written or oral statement. Nothing in this section shall prohibit Employee or the Company (including its current officers and directors) from providing truthful information in response to a subpoena or other legal process.
8.
Review of Release; Expiration of Offer: Employee understands that he may take up to twenty-one (21) days to consider this Release (the “Consideration Period”). The offer set forth in this Release, if not accepted by Employee before the end of the Consideration Period, will automatically expire. By signing below, Employee affirms that he was advised to consult with an attorney prior to signing this Release. Employee also understands he may revoke this Release within seven (7) days of signing this Release.
9.
Effective Date: This Release is effective on the eighth (8th) day after Employee signs it, provided he does not revoke the Release prior to that date (the “Effective Date”).
10.
Other Terms of Transition Agreement Incorporated Herein: All other terms of the Transition Agreement to the extent not inconsistent with the terms of this Release are hereby incorporated in this Release as though fully stated herein and apply with equal force to this Release.

Dated:	February 1, 2024	/s/ Natalie Holles
		Name:	Natlie Holles
		Title:	Chief Executive Officer For Company

Dated:	February 1, 2024	/s/ Adrian S. Ray
Adrian S. Ray

EXHIBIT B

INVENTION, NON-DISCLOSURE, AND NON-SOLICITATION AGREEMENT

Third Harmonic Bio, Inc.

Invention, Non-Disclosure and Non-Solicitation Agreement

This Invention, Non-Disclosure Agreement and Non-Solicitation Agreement (this “Agreement”) made this 18th day of March, 2022, is by and between Third Harmonic Bio, Inc., a Delaware corporation (the “Company”), and Adrian S. Ray (the “Employee”).

In consideration of the employment or continued employment of the Employee by the Company, the Employee and the Company agree as follows:

1.
Condition of Employment.

The Employee acknowledges that Employee’s employment and/or the continuance of that employment with the Company is contingent upon Employee’s agreement to sign and adhere to the provisions of this Agreement. The Employee further acknowledges that the nature of the Company’s business is such that protection of its proprietary and confidential information is critical to the survival and success of the Company’s business.

2.
Proprietary and Confidential Information.
(a)
The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, ideas, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data obtained pursuant to the Employee’s duties and responsibilities, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. Except as otherwise permitted by Section 5 below, the Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of Employee’s duties as an employee of the Company) without written approval by an officer of the Company, either during or after Employee’s employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee. While employed by the Company, the Employee will use the Employee's best efforts to prevent unauthorized publication or disclosure of any of the Company’s Proprietary Information.
(b)
The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible or intangible material containing Proprietary Information, whether created by the Employee or others, which come into Employee’s custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of Employee’s duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of Employee’s employment for any reason. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.
(c)
The Employee agrees that Employee’s obligation not to disclose or to use information and materials of the types set forth in Sections 2(a) and 2(b) above, and Employee’s obligation to return materials and tangible property, set forth in Section 2(b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.
3.
Developments.
(a)
The Employee has attached hereto, as Exhibit A, a list describing all discoveries, ideas, inventions, improvements, enhancements, processes, methods, techniques, developments, software, and works of authorship, whether patentable or not, which were created, made, conceived or reduced to practice by the Employee prior to the Employee’s employment by the Company and which are owned by Employee, which relate directly or indirectly to the current or anticipated future business of the Company, and which are not assigned to the Company hereunder (collectively, “Prior Developments”); or, if no such list is attached, Employee represents that there are no Prior Developments. Employee agrees not to incorporate any Prior Developments into any Company product, material, process or service without prior written consent of an officer of the Company. If Employee does incorporate any Prior Development into any Company product, material, process or service, Employee hereby grants to the Company a non-exclusive, worldwide, perpetual, transferable, irrevocable, royalty-free, fully-paid right and license to make, have made, use, offer for sale, sell, import, reproduce, modify, prepare derivative works, display, perform, transmit, distribute and otherwise exploit such Prior Development and to practice any method related thereto.
(b)
The Employee will make full and prompt disclosure to the Company of all discoveries, ideas, inventions, improvements, enhancements, processes, methods, techniques, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by Employee or under Employee’s direction or jointly with others during Employee’s employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”). The Employee acknowledges that each original work of authorship which is made by the Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with the Company and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act. The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all Employee’s right, title and interest in and to all Developments (other than Prior Developments listed on Exhibit A, if any) and all related patents, patent applications, copyrights and copyright applications. However, this Section 3(b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made,conceived or reduced to practice and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.
(c)
The Employee agrees to cooperate fully with the Company, both during and after Employee’s employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as Employee’s agent and attorney-in-fact to execute any such papers on Employee’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.
4.
Obligations to Third Parties.

The Employee represents that, except as the Employee has disclosed in writing to the Company on Exhibit A attached hereto, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Employee’s employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that Employee’s performance of all the terms of this Agreement and the performance of Employee’s duties as an employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party (including, without limitation, any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

5.
Scope of Disclosure Restrictions.

Nothing in this Agreement prohibits the Employee from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. The Employee is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information the Employee obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding the Employee’s confidentiality and nondisclosure obligations, the Employee is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6.
United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

7.
Non-Solicitation.
(a)
While the Employee is employed by the Company and for a period of twelve(12) months after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:
(i)
Either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the actual or prospective clients, customers, accounts or business partners of the Company which were contacted, solicited, or served by the Company during the Employee’s employment with the Company; or
(ii)
Either alone or in association with others, (I) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (II) hire or recruit, or attempt to hire or recruit, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (II) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company ended at least six (6) months before the recruitment, hiring, or other engagement.
(b)
If the Employee violates the provisions of any of the preceding paragraphs of this Section 7, the Employee shall continue to be bound by the restrictions set forth in such paragraph until a period of twelve (12) months has expired without any violation of such provisions.
8.
Notice of New Business Activities. The Employee agrees that during any period of time when the Employee is subject to restrictions pursuant to Section 7, the Employee will notify any prospective employer or business associate of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.
9.
Miscellaneous.
(a)
Equitable Remedies. The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach or threatened breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach without posting a bond and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.
(b)
Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.
(c)
Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue Employee’s employment for any period of time and does not change the at-will nature of Employee’s employment.
(d)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by Employee. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.
(e)
Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
(f)
Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
(g)
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.
(h)
Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in Employee’s duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.
(i)
Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

[Remainder of Page Intentionally Left Blank]

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

THIRD HARMONIC BIO, INC.

Date:	March 25, 2022	Signature:	/s/ Natalie Holles
Natalie Holles, CEO

EMPLOYEE

Date:	March 25, 2022	Signature:	/s/ Adrian S. Ray
Adrian S. Ray

SIGNATURE PAGE TO INVENTION AND NON-DISCLOSURE AGREEMENT

Exhibit A

List of Prior Inventions and Original Works of Authorship Excluded Under Section 3(a) or Conflicting Agreements Disclosed under Section 4

Title Date Identifying Number or Brief Description

1.
Anderson, K.S., Ray, A.S., Chu, C.K., Zhenjun, Y. Feb 5, 2002 2-amino-9H-purin-9-yl compounds and methods for inhibiting/treating HIV infections and AIDS related symptoms. Patent Number 6,900,315
2.
Chen, J.M., Chen, X., Cho, A., Chong, L.S., Fardis, M., Kirschberg, T., Ray, A.S., Swaminathan, S., Watkins, W.J. Feb 1, 2007 Purine nucleoside phosphorylase inhibitory phosphonate compounds. Patent Number 7,427,624
3.
Boojamra, C.G., Cannizzaro, C.E., Chen, J.M., Chen, X., Cho, A., Chong, L.S., Desai, M.,

Fardis, M., Gibbs, C.S., Hirschmann, R.F., Huan, A.,X., Jin, H., Kim, C.U., Kirschberg,

T.A., Krawczyk, S., Lee, C.P., Lee, W.A., Lin, K.Y., Mackman, R.L., Markevitch, D.Y.,

Nelson, P.H., Oare, D.A., Prasad, V.K., Pyun, H.J., Ray, A.S., Sherlock, R., Swaminathan, S. Watkins, W.J., Zhang, J.R., Zhang, L. Sep 29, 2005 Antiviral phosphonate analogs. Patent Number 7,429,565

4.
Cannizzaro, C., Chen, J., Chen, X., Cho, A., Chong, L., Fardis, M., Gibbs, C., Hirschmann, R.F., Kirschberg, T., Lee, C.P., Lin, K.Y., Mackman, R.L., Neson, P.H., Oare, D.A., Pyun, H.J., Ray, A.S., Sherlock, R., Swaminathan, S., Watkins, W.J., Zhang, J.R. Sep 7, 2006 Anti- inflammatory phosphonate compounds. Patent Number 7,432,261
5.
Boojamra, C.G., Cannizzaro, C.E., Chen, J.M., Chen, X., Cho, A., Chong, L.S., Desai, M.,

Fardis, M., Gibbs, C.S., Hirschmann, R.F., Huan, A.,X., Jin, H., Kim, C.U., Kirschberg,

T.A., Krawczyk, S., Lee, C.P., Lee, W.A., Lin, K.Y., Mackman, R.L., Markevitch, D.Y.,

Nelson, P.H., Oare, D.A., Prasad, V.K., Pyun, H.J., Ray, A.S., Sherlock, R., Swaminathan, S. Watkins, W.J., Zhang, J.R., Zhang, L. Apr 13, 2006 Anti-cancer phosphonate analogs.Patent Number 7,452,901

6.
Cannizzaro, C., Chen, J.M., Chen, X., Cho, A., Chong, L.S., Desai, M., Fardis, M., Huan, A.X., Kirschberg, T., Lee, C.P., Mackman, R.L., Nelson, P.H., Pyun, H.J., Ray, A.S., Watkins, W.J., Zhang, J.R., Swaminathan, S. Feb 16, 2006 Phosphonate compounds having immune-modulatory activity. Patent Number 7,470,724
7.
Boojamra, C.G., Cannizzaro, C.E., Chen, J.M., Chen, X., Cho, A., Chong, L.S., Desai, M.,

Fardis, M., Gibbs, C.S., Hirschmann, R.F., Huan, A.,X., Jin, H., Kim, C.U., Kirschberg,

T.A., Krawczyk, S., Lee, C.P., Lee, W.A., Lin, K.Y., Mackman, R.L., Markevitch, D.Y.,

Nelson, P.H., Oare, D.A., Prasad, V.K., Pyun, H.J., Ray, A.S., Sherlock, R., Swaminathan, S. Watkins, W.J., Zhang, J.R., Zhang, L. Nov 23, 2006 Therapeutic phosphonate compounds. Patent Number 7,645,747

8.
Boojamra, C.G., Lin, K.Y., Mackman, R.L., Markevitch, D.Y., Petrakovsky, O.V., Ray, A.S., Zhang, L. Mar 1, 2007 Phosphonate analogs of HIV inhibitor compounds. Patent Number 7,871,991
9.
Cho, A., Kim, C.U., Metobo, S.E., Ray, A.S., Xu, J. Mar 24, 2011 2'-fluoro substituted carba-nucleoside analogs for antiviral treatment. Patent Number 7,973,013
10.
Boojamra, C.G., Cannizzaro, C.E., Chen, J.M., Chen, X., Cho, A., Chong, L.S., Fardis, M.,

Jin, H., Hirschman, R., Huang, A.X., Kim, C.U., Kirschberg, T.A., Lee, C.P., Lee, W.A.,

Mackman, R.L., Markevitch, D.Y., Oare, D.A., Prasad, V.K., Pyun, H.J., Ray, A.S., O’Shea, R., Swaminathan, S., Watkins, W.J., Zhang, J.R. Nov 5, 2009 Antiviral phosphonate analogs. Patent Number 8,022,083

11.
Birkus, G., Ray, A.S., Tumas, D.B., Watkins, W.J. Sep 17, 2009 Nucleoside analogues containing phosphonate or phosphonamide groups. Patent Number 8,163,718
12.
Boojamra, C.G., Lin, K.Y., Mackman, R.L., Markevitch, D.Y., Petrakovsky, O.V., Ray, A.S., Zhang, L. Aug 13, 2009 Phosphonate analogs of HIV inhibitor compounds. Patent Number 8,318,701
13.
Boojamra, C.G., Lin, K.Y., Mackman, R.L., Markevitch, D.Y., Petrakovsky, O.V., Ray, A.S., Zhang, L. Jan 8, 2009 Antiviral compounds. Patent Number 8,329,926
14.
Cho, A., Kim, C.U., Ray, A.S., Zhang, L. Jan 26, 2012 1’-substituted-carba-nucleoside prodrugs for antiviral treatment. Patent Number 8,415,308
15.
Ray, A.S., Tumas, D.B., Reiser, H., Watkins, W.J., Lee, W.A., Chong, L.S. Jul 14, 2011 Method and compositions for treating hematological malignancies. Patent Number 8,435,969
16.
Cho, A., Kim, C.U., Ray, A.S. Jan 12, 2012 2'-fluoro substituted carba-nucleoside analogs for antiviral treatment. Patent Number 8,455,451
17.
Boojamra, C.G., Lin, K.Y., Mackman, R.L., Markevitch, D.Y., Petrakovsky, O.V., Ray, A.S., Zhang, L. Apr 11, 2013 Antiviral compounds. Patent Number 8,697,861
18.
Boojamra, C.G., Cannizzaro, C.E., Chen, J.M., Chen, X., Cho, A., Chong, L.S., Fardis, M.,

Jin, H., Hirschman, R., Huang, A.X., Kim, C.U., Kirschberg, T.A., Lee, C.P., Lee, W.A.,

Mackman, R.L., Markevitch, D.Y., Oare, D.A., Prasad, V.K., Pyun, H.J., Ray, A.S., O’Shea, R., Swaminathan, S., Watkins, W.J., Zhang, J.R. Nov 28, 2013 Antiviral phosphonate analogs. Patent Number 8,871,785

19.
Cleary, D.G., Reynolds, C.J., Berrey, M.M., Hindes, R.G., Symonds, W.T., Ray, A.S., Mo, H., Hebner, C.M., Oliyai, R., Zia, V., Stefanidis, D., Pakdaman, R., Casteel, M.J. May 30, 2013 Compositions and methods for treating hepatitis C virus. Patent Number 8,889,159
20.
Boojamra, C.G., Cannizzaro, C.E., Chen, J.M., Chen, X., Cho, A., Chong, L.S., Fardis,

M., Jin, H., Hirschman, R., Huang, A.X., Kim, C.U., Kirschberg, T.A., Lee, C.P., Lee, W.A.,

Mackman, R.L., Markevitch, D.Y., Oare, D.A., Prasad, V.K., Pyun, H.J., Ray, A.S., O’Shea, R., Swaminathan, S., Watkins, W.J., Zhang, J.R. Jan 22, 2015 Antiviral phosphonate analogs. Patent Number 9,139,604

21.
Ray, A.S., Link, J.O., Oldach, D.W., Delaney, IV W.E., Mo, H., Yang, C.Y. Sep 19, 2013 Methods for treating HCV. Patent Number 9,393,256
22.
Delaney, IV W.E., Link, J.O., Mo, H., Oldach, D.W., Ray, A.S., Watkins, W.J., Yang, C.Y., Zhong, W. May 21, 2015 Methods for treating HCV. Patent Number 9,452,154
23.
Boojamra, C.G., Lin, K.Y., Mackman, R.L., Markevitch, D.Y., Petrakovsky, O.V., Ray, A.S., Zhang, L. Sep 25, 2014 Antiviral compounds. Patent Number 9,457,035
24.
Cleary, D.G., Reynolds, C.J., Berrey, M.M., Hinds, R.G., Symonds, W.T., Ray, A.S., Mo, H., Hebner, C.M., Oliyai, R., Zia, V., Stefanidis, D., Pakdaman, R., Casteel, M.J. Jun 4, 2015 Compositions and methods for treating hepatitis C virus. Patent Number 9,549,941
25.
Boojamra, C.G., Lin, K.Y., Mackman, R.L., Markevitch, D.Y., Petrakovsky, O.V., Ray, A.S., Zhang, L. Apr 11, 2013 Phosphonate analogs of HIV inhibitor compounds. Patent Number

9,579,332
26.
Chun, B.K., Clarke, M.O.H., Doerffler, E., Hui, H.C., Jordan, R., Mackman, R.L., Parrish, J.P., Ray, A.S., Siegel, D. May 5, 2016 Methods for treating Filoviridae virus infections. Patent Number 9,724,360
27.
Chun, B.K., Clarke, M.O.H., Doerffler, E., Hui, H.C., Jordan, R., Mackman, R.L., Parris, J.P., Ray, A.S., Siegel, D. Dec 15, 2016 Methods for treating Filoviridae virus infections. Patent Number 9,949,994
28.
Mackman, R.L., Parrish, J.P., Ray, A.S., Theodore, D.A. Jun 4, 2015 Methods and compounds for treating Paramyxoviridae virus infections. Patent Number 10,065,958
29.
Chun, B.K., Clarke, M.O.H., Doerffler, E., Hui, H.C., Jordan, R., Mackman, R.L., Parrish, J.P., Ray, A.S., Siegel, D. Nov 1, 2018 Methods for treating Filoviridae virus infections. Patent Number 10,251,898
30.
Clarke, M.O.H., Feng, J.Y., Jordan, R., Mackman, R.L., Ray, A.S., Siegel, D. Mar 16, 2017 Methods for treating arenaviridae and coronaviridae virus infection. Patent Number 10,251,904
31.
Delaney, IV W.E., Link, J.O., Mo, H., Oldach, D.W., Ray, A.S., Watkins, W.J., Yang, C.Y. Jul 6, 2017 Methods for treating HCV. Patent Number 10,456,414
32.
Chun, B.K., Clarke, M.O.H., Doerffler, E., Hui, H.C., Jordan, R., Mackman, R.L., Parrish, J.P., Ray, A.S., Siegel, D. Sep 12, 2019 Methods for treating filoviridae virus infections. Patent 10,695,357
33.
Clarke, M.O.H., Feng, J.Y., Jordan, R., Mackman, R.L., Ray, A.S., Siegel, D. Aug 22, 2019

Methods for treating arenaviridae and coronaviridae virus infections. Patent 10,695,361

34.
Mackman, R.L., Parrish, J.P., Ray, A.S., Theodore, D.A. Feb 21, 2019 Methods and compounds for treating paramyxoviridae virus infections. Patent 10,696,679
35.
Bates, J.G., Ray, A.S. May 9, 2019 Combination therapy comprising an ACC inhibitor. Patent 10,980,810
36.
Clarke, M.O.H., Feng, J.Y., Jordan, R., Mackman, R.L., Ray, A.S., Siegel, D. Nov 12, 2020

Methods for treating arenaviridae and coronaviridae virus infections. Patent 11,007,208

Except as indicated above on this Exhibit A, I have no Prior Developments to disclose pursuant to Section 3(a) of this Agreement and no agreements to disclose pursuant to Section 4 of this Agreement.

EMPLOYEE:

Signature:	/s/ Adrian S. Ray
Adrian S. Ray